UNITED STATES
                       SECURITIES and EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 6, 2004
                                                          ---------------

--------------------------------------------------------------------------------
                               KOGER EQUITY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                  1-9997                             59-2898045
--------------------------------------------------------------------------------
         (Commission File Number)           (IRS Employer Identification No.)


         225 NE Mizner Boulevard, Suite 200
               Boca Raton, Florida                                 33432
--------------------------------------------------------------------------------
         (Address of principal executive offices)                (Zip Code)


                                 (561) 395-9666
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On January 6, 2004, the Company entered into a definitive purchase and sale agreement to acquire the Atlantic Center Plaza ("ACP") in Atlanta, Georgia for approximately $116.5 million and closing costs. ACP is a 23-floor office building containing approximately 502,000 square feet of rentable space that was constructed in 2001. ACP is immediately adjacent to Interstate 75, located at the intersection of West Peachtree Street and Fourteenth Street in the Midtown submarket. In connection with the transaction, the Company will assume an $86.0 million note payable that is secured by the property. In addition, it is estimated that approximately $32.8 million of the funds required for this transaction will be drawn from proceeds from the Company's recently announced common stock offering. ACP will be acquired from Atlantic Center Plaza, LLC, an unrelated third party.

The Company considered various factors in determining the price to be paid for this acquisition. Factors considered included the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs on ACP and anticipated changes therein under Company ownership, the physical condition and location of ACP, the need for capital improvements, the anticipated effect on the Company's financial results, and other factors. The Company took into consideration capitalization rates at which it believed other comparable properties had recently sold. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to ACP itself and its fit into the Company's existing operations. No separate independent appraisal was obtained in connection with this acquisition. The Company, after investigation, is not aware of any material factors, other than those discussed above, that would cause the financial information reported not to be necessarily indicative of future operating results. The Company intends to lease office space in ACP to tenants as it does the other office buildings contained in its portfolio. ACP will be managed and leased by a third party management company.

Item 7. Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (a)  Financial Statements of Real Estate Acquired.

          Statement of Revenues and Certain Expenses of ACP for the year ended December 31, 2002.

     (b)  Pro Forma Financial Statements

          The following unaudited pro forma financial statements set forth (i) the pro forma balance sheet as of September 30, 2003, as if the acquisition occurred on September 30, 2003, (ii) the pro forma statement of operations for the year ended December 31, 2002, as if the acquisition occurred on January 1, 2002, and (iii) the pro forma statement of operations for the nine months ended September 30, 2003, as if the acquisition occurred on January 1, 2003. The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

          The following unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the acquisition occurred as of the date and for the periods indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Company. Differences would result from various factors, including but not limited to changes in ACP's occupancy, rental rates and rental expenses.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Koger Equity, Inc.
Boca Raton, Florida:

We have audited the accompanying statement of revenues and certain expenses of Atlantic Center Plaza ("ACP") for the year ended December 31, 2002. This financial statement is the responsibility of ACP's former management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of a Form 8-K of Koger Equity, Inc. dated January 6, 2004 as a result of the acquisition of ACP). Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of ACP are excluded and, accordingly, the statement is not intended to be a complete presentation of ACP's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of ACP for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Certified Public Accountants
West Palm Beach, Florida
January 6, 2004

                              ATLANTIC CENTER PLAZA
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002


REVENUES:
   Base rental income                                           $   7,079,672
   Operating expense recovery                                         130,102
   Parking, antennae, and other income                                215,749
                                                                -------------
       Total revenues                                               7,425,523
                                                                -------------

CERTAIN EXPENSES:
   Properties operating                                             1,672,096
   Real estate and other taxes                                        925,306
   Management costs and fees                                          290,727
                                                                -------------
       Total certain expenses                                       2,888,129
                                                                -------------
                                                                -------------
REVENUES IN EXCESS OF CERTAIN EXPENSES                          $   4,537,394
                                                                =============

See notes to statement of revenues and certain expenses.

                              ATLANTIC CENTER PLAZA
               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Atlantic Center Plaza ("ACP"), a 23-floor office building containing approximately 502,000 square feet of rentable space and located in Atlanta, Georgia, will be acquired from Atlantic Center Plaza, LLC, an unrelated third party, in January, 2004. The statement of revenues and certain expenses includes information related to the operations of ACP for the year ended December 31, 2002 as recorded by ACP's previous owners, subject to the adjustments described below.

     The accompanying historical financial statement information is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 31, 2002 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of ACP, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of ACP.

     Management's Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Income - Rental income is recognized on a straight-line basis over the terms of the related leases.

     Properties Operating Expenses - Properties operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, bad debts and other administrative expenses.

     Management Costs and Fees - At the date of acquisition, ACP was being managed by a third party manager for a management fee of approximately three percent of rental and other revenues plus reimbursement of personnel and other costs related to management of ACP.

                              ATLANTIC CENTER PLAZA
               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2002

2.   OPERATING LEASES

     Operating revenue is principally obtained from business tenant rentals under operating leases. Future minimum base rental income under all tenant operating leases as of December 31, 2002 are as follows:

     Year ending December 31,                                 Amount
     ------------------------                              ------------
         2003                                              $  9,692,675
         2004                                                11,051,225
         2005                                                11,822,370
         2006                                                11,670,803
         2007                                                11,305,484
         Thereafter                                          62,699,354
                                                           ------------
         Total                                             $118,241,911
                                                           ============

     For the year ended December 31, 2002, a law firm known as Alston & Bird contributed approximately 59% of ACP's base rental income.

                               KOGER EQUITY, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               September 30, 2003
                                 (In Thousands)
                                                             Historical         Pro Forma               Pro Forma
                                                             9/30/2003         Adjustments               9/30/03
                                                          -----------------  -----------------    -----------------------

ASSETS
Operating properties:
  Real estate                                               $   930,841         $   118,836    (a)  $    1,049,677
  Furniture and equipment                                         3,533                                      3,533
  Accumulated depreciation                                     (171,697)                                  (171,697)
                                                          -----------------  -----------------    -----------------------
  Operating properties - net                                    762,677             118,836                881,513
Undeveloped land held for investment                              9,995                                      9,995
Undeveloped land held for sale, net                               3,041                                      3,041
Cash and cash equivalents                                        13,302                                     13,302
Restricted cash                                                  14,520                                     14,520
Accounts receivable, net                                         14,575                                     14,575
Cost in excess of fair value of net assets acquired - net           595                                        595
Other assets                                                     17,464                                     17,464
                                                          -----------------  -----------------    -----------------------
TOTAL ASSETS                                                $   836,169         $   118,836         $      955,005
                                                          =================  =================    =======================
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and loans payable                               $   394,128         $    86,000    (a)  $      480,128
  Accounts payable                                                3,764                                      3,764
  Accrued real estate taxes payable                               9,893                                      9,893
  Accrued liabilities - other                                    10,846                                     10,846
  Dividends payable                                               7,840                                      7,840
  Advance rents and security deposits                             5,343                                      5,343
                                                          -----------------  -----------------    -----------------------
Total Liabilities                                               431,814              86,000                517,814
                                                          -----------------  -----------------    -----------------------
Shareholders' Equity:
  Preferred stock                                                    30                                         30
  Common stock                                                      299                  16    (b)             315
  Capital in excess of par value                                544,689              32,820    (b)         577,509
  Notes receivable from stock sales                              (5,266)                                    (5,266)
  Accumulated other comprehensive loss                             (212)                                      (212)
  Retained earnings (deficit)                                    (3,566)                                    (3,566)
  Treasury stock, at cost                                      (131,619)                                  (131,619)
                                                          -----------------  -----------------    -----------------------
Total Shareholders' Equity                                      404,355              32,836                437,191
                                                          -----------------  -----------------    -----------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $   836,169         $   118,836         $      955,005
                                                          =================  =================    =======================

See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 2002
                      (In Thousands except per Share Data)

                                                             Historical         Pro Forma               Pro Forma
                                                                2002           Adjustments                 2002
                                                          -----------------  -----------------    -----------------------
REVENUES
Rental and other rental services                              $  126,404         $    7,425   (a)     $   133,829
Management fees                                                    3,347                                    3,347
Interest                                                             405                                      405
                                                          -----------------  -----------------    -----------------------
   Total revenues                                                130,156              7,425               137,581
                                                          -----------------  -----------------    -----------------------
EXPENSES
Properties operations                                             46,235              2,888   (a)          49,123
Depreciation and amortization                                     27,908              2,834   (b)          30,742
Mortgage and loan interest                                        25,145              3,372   (c)          28,517
General and administrative                                        11,381                479   (a)          11,860
Direct cost of management fees                                     3,335                                    3,335
Other                                                                143                                      143
                                                          -----------------  -----------------    -----------------------
   Total expenses                                                114,147              9,573               123,720
                                                          -----------------  -----------------    -----------------------
INCOME BEFORE GAIN ON SALE OF ASSETS,
   INCOME TAXES AND MINORITY INTEREST                             16,009             (2,148)               13,861
Gain on sale of assets                                                21                                       21
                                                          -----------------  -----------------    -----------------------
INCOME BEFORE INCOME TAXES
   AND MINORITY INTEREST                                          16,030             (2,148)               13,882
Income tax (benefit) provision                                      (413)                                    (413)
                                                          -----------------  -----------------    -----------------------
INCOME BEFORE MINORITY INTEREST                                   16,443             (2,148)               14,295
Minority interest                                                    (20)                                     (20)
                                                          -----------------  -----------------    -----------------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                   $   16,423         $   (2,148)          $    14,275
                                                          =================  =================    =======================
EARNINGS PER COMMON SHARE:
Basic                                                         $      .77                              $       .63
                                                          =================                       =======================
Diluted                                                       $      .77                              $       .62
                                                          =================                       =======================
WEIGHTED AVERAGE COMMON SHARES:
Basic                                                             21,269              1,561                22,830
                                                          =================  =================    =======================
Diluted                                                           21,378              1,561                22,939
                                                          =================  =================    =======================


See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the nine months ended September 30, 2003
                      (In Thousands except per Share Data)

                                                             Historical          Pro Forma             Pro Forma
                                                                2003            Adjustments               2003
                                                          -----------------  ------------------   ---------------------
REVENUES
Rental and other rental services                             $   107,407           $   7,051   (a)  $     114,458
Management fees                                                      331                                      331
Interest                                                             184                                      184
                                                          -----------------  ------------------   ---------------------
   Total revenues                                                107,922               7,051              114,973
                                                          -----------------  ------------------   ---------------------
EXPENSES
Property operations                                               41,949               2,864   (a)         44,813
Depreciation and amortization                                     24,537               2,125   (b)         26,662
Mortgage and loan interest                                        22,059               2,528   (c)         24,587
General and administrative                                         8,415                 325   (a)          8,740
Direct cost of management fees                                        88                                       88
Other                                                                103                                      103
                                                          -----------------  ------------------   ---------------------
                                                                                       7,842
   Total expenses                                                 97,151                                  104,993
                                                          -----------------  ------------------   ---------------------
INCOME BEFORE GAIN ON SALE OF ASSETS,
   INCOME TAXES AND MINORITY INTEREST                             10,771                (791)               9,980
Gain on sale of assets                                               589                                      589
                                                          -----------------  ------------------   ---------------------
INCOME BEFORE INCOME TAXES
   AND MINORITY INTEREST                                          11,360                (791)              10,569
Income tax (benefit) provision                                       (22)                                     (22)
                                                          -----------------  ------------------   ---------------------
                                                                                        (791)
INCOME BEFORE MINORITY INTEREST                                   11,382                                   10,591
Minority interest                                         -----------------  ------------------   ---------------------
NET INCOME                                                        11,382                (791)              10,591
Dividends on Preferred Stock                                        (371)                                    (371)
                                                          -----------------  ------------------   ---------------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                       11,011           $    (791)              10,220
                                                          =================  ==================   =====================
EARNINGS PER COMMON SHARE:
Basic                                                        $       .52                            $         .45
                                                          =================                       =====================
Diluted                                                      $       .52                            $         .45
                                                          =================                       =====================
WEIGHTED AVERAGE COMMON SHARES:
Basic                                                             21,314               1,561               22,875
                                                          =================  ==================   =====================
Diluted                                                           21,377               1,561               22,938
                                                          =================  ==================   =====================


See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

     Atlantic Center Plaza ("ACP"), a 23-floor office building containing approximately 502,000 square feet of rentable space and located in Atlanta, Georgia, will be acquired from Atlantic Center Plaza, LLC, an unrelated third party, in January 2004. The statement of revenues and certain expenses includes information related to the operations of ACP for the year ended December 31, 2002 as recorded by ACP's previous owner, subject to the adjustments described below.

2. Unaudited Pro Forma Balance Sheet

     The unaudited pro forma balance sheet as of September 30, 2003 is based on the historical balance sheet for the Company presented in its Quarterly Report on Form 10-Q for the period ended September 30, 2003. The unaudited pro forma balance sheet includes adjustments assuming this acquisition occurred as of September 30, 2003. Significant pro forma adjustments in the unaudited pro forma balance sheet include the following:

     (a) The Company intends to purchase ACP, located in Atlanta, Georgia, for approximately $116.5 million and closing costs. The funds required for this acquisition will be drawn from the assumption of an $86.0 million mortgage secured by the Property and $32.8 million from the Company's recently announced common stock offering. The acquisition is reflected in rental properties in the pro forma balance sheet. A portion of the purchase price will ultimately be recorded as an intangible asset for the fair value of the in-place leases. The Company has not completed its valuation of the in-place leases.

     (b) Reflects a portion of the proceeds from the proposed issuance of common stock used to purchase ACP.

                               KOGER EQUITY, INC.
          NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (continued)

3.    Unaudited Pro Forma Statements of Operations

     The unaudited pro forma statement of operations for the year ended December 31, 2002 includes adjustments assuming that the acquisition of ACP occurred as of January 1, 2002, and is based on the historical statement of operations for the Company presented in its Annual Report on Form 10-K for the year ended December 31, 2002. The unaudited pro forma statements of operations for the nine months ended September 30, 2003, include adjustments assuming that the acquisition of ACP occurred as of January 1, 2003 and is based on the historical statement of operations for the Company presented in its Quarterly Report on Form 10-Q for the period ended September 30, 2003. Significant pro forma adjustments in the unaudited pro forma statements of operations include the following:

     (a) Adjustment required for the historical rental revenues and operating expenses for ACP. Operating expenses include management costs and fees calculated using the historical management costs of ACP. ACP was managed by a third party manager for a management fee of approximately three percent of rental and other revenues plus reimbursement of personnel and other costs related to management of ACP. As of the year ended December 31, 2002 and the nine months ended September 30, 2003, ACP had occupancy rates of 68% and 79%, respectively.

     (b) Adjustment required to reflect depreciation on ACP, based on the total cost of the acquisition. The Company uses the straight-line method for depreciation and amortization using an estimated life of 39 years for ACP. As discussed in Note (a) to the pro forma balance sheet, the Company has not completed the valuation of the in-place leases. The amortization of the in-place lease value is not expected to have a material impact on the pro forma statements of operations.

     (c) Adjustment required to reflect interest expense related to the amounts drawn on the ACP's mortgage ($86 million). The estimated average interest rate on the ACP's mortgage was 2.9 percent on the first $76 million and 7.3 percent on the last $10 million.

                               KOGER EQUITY, INC.
           UNAUDITED STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
              AND ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                 (In Thousands)


        Revenues
         Rental and other rental services                                                           $132,132
         Management fees                                                                               3,347
         Interest                                                                                        405
                                                                                                    --------
         Total revenues                                                                              135,884
                                                                                                    --------
        Expenses
         Properties operations                                                                        49,482
         Depreciation and amortization                                                                26,123
         Mortgage and loan interest                                                                   28,517
         General and administrative                                                                    9,590
         Direct cost of management fees                                                                3,335
         Other                                                                                           143
         Compensation - exercise of stock options                                                        677
                                                                                                    --------
             Total expenses                                                                          117,867
                                                                                                    --------
        Estimated Taxable Operating Income                                                            18,017
        Add Back: Depreciation and Amortization                                                       26,123
                                                                                                    --------
        Estimated Cash To Be Made Available By Operations                                           $ 44,140
                                                                                                    ========

     Note 1: This statement of estimated taxable operating results and estimated cash to be made available by operations is an estimate of operating results of the Company for the twelve month period ended December 31, 2002 assuming that the acquisition of Atlantic Center Plaza occurred on the first day of the twelve month period. However, this statement does not purport to reflect actual taxable results for any period.

     Note 2: Tax depreciation was determined based upon the actual tax depreciation for the Company's existing portfolio and based upon the assumption that the acquisition of Atlantic Center Plaza occurred on the first day of the twelve month period.

(c)        Exhibits

                                  EXHIBIT INDEX

The following designated exhibits are filed herewith:

       Exhibit
       Number            Description of Exhibit
       -------           ----------------------

       23                Consent of Deloitte and Touche LLP

       99                Koger Equity, Inc. News Release dated January 6, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                  KOGER EQUITY, INC.

 Dated: January  6, 2004      By:             /s/ Steven A. Abney
                                              -------------------
                                              Steven A. Abney
                              Title:          Vice President, Finance
                                              and Chief Accounting Officer

                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity , Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-37919 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-33388 of Koger Equity, Inc. on Form S-8 and Registration Statement No. 333-38712 of Koger Equity, Inc. on Form S-8 of our report dated January 6, 2004 on the statement of revenues and certain expenses of Atlantic Center Plaza for the year ended December 31, 2002 appearing in this Current Report on Form 8-K of Koger Equity, Inc., dated January 6, 2004.



DELOITTE & TOUCHE LLP

West Palm Beach, Florida
January 6, 2004